SETTLEMENT AGREEMENT AND GENERAL RELEASE OF CLAIMS


         This Settlement Agreement and General Release of Claims ("Release") is entered into by and among C. Bradley Mulholland, an individual ("Mulholland"), Matson Navigation Company, Inc., a corporation ("Matson"), and Alexander & Baldwin, Inc., a corporation ("A&B") (hereafter collectively referred to as the "parties"), and is based upon the following:

                                    RECITALS

         A. Mulholland has been employed by Matson for approximately 39 years. In furtherance of a Succession Plan that was established in mid-2001 and refined in the summer of 2002, Mulholland moved from his position as President and Chief Executive Officer of Matson to Vice Chairman of the Matson Board of Directors. Mulholland is also an Executive Vice President of Matson's parent company, A&B, and is also a member of the A&B Board of Directors.

         B. As an outgrowth of the aforementioned Succession Plan, several issues have arisen among the parties, including a difference of opinion as to the applicability of Matson's personnel policy relating to severance pay. Mulholland has asserted that he is entitled to receive compensation under the terms of Matson's severance pay policy (the "severance claim"); Matson and A&B dispute the severance claim, and believe that Mulholland is not entitled to receive any compensation under the terms of the severance policy.

         C. Mulholland, Matson and A&B desire to settle fully and finally any and all differences existing among them with respect to the severance claim, and any other claim or dispute relating to Mulholland's employment with Matson and A&B, the termination thereof, and any other matter or event occurring up to the date of this Release, and the parties wish to avoid the prospect and expense of litigation.

         NOW THEREFORE, it is understood and agreed by and among each of the parties to this Release that in full, sufficient and complete consideration of the mutual promises and covenants contained herein, Mulholland, Matson and A&B agree as follows:

                                    AGREEMENT

         1. No Admission of Liability. Matson and A&B enter into this Release
            -------------------------
for two basic reasons: first, in recognition and appreciation of Mulholland's many years of service to Matson and A&B in various executive capacities, and their desire that the aforementioned Succession Plan be implemented; and second, in order to avoid the time, distraction and expense involved in potential litigation. Therefore, this Release shall in no way be construed as an admission by Matson, A&B, or any of the Releasees (as defined in paragraph 5 below), of any wrongful conduct with respect to Mulholland, or that Mulholland has any rights whatsoever against Matson, A&B or any of the Releasees. Matson and A&B specifically disclaim any liability to or wrongful acts against Mulholland on the part of Matson, A&B or any of the Releasees.

         2. Payment. Matson agrees that when its counsel of record receives the
            -------
fully executed original of this Release, as well as copies of the resignation letters referred to in paragraph 4 below, then, upon expiration of the revocation period described in paragraph 21 below, Matson shall transmit to Mulholland's attorney of record, William E. Adams, Esq., a check in the gross amount of Two Hundred Sixty-One Thousand Five Hundred Dollars ($261,500.00), less customary employee withholdings, made payable to C. Bradley Mulholland. This check is intended as payment in full for Mulholland's Release of the severance claim, as well as any and all claims relating to Mulholland's employment with Matson and A&B, the termination thereof, or any other matter or event occurring up to the date of this Release. Mulholland acknowledges that upon receipt of the settlement check, Matson, A&B and the Releasees will have no further obligations of any kind to him apart from the benefits referred to in paragraph 3 below.

         3. Benefits Upon Mulholland's Retirement. Mulholland, Matson and A&B
            -------------------------------------
agree that Mulholland is entitled to receive the benefits resulting from his retirement, as specifically set forth in the December 4, 2003 Interoffice Correspondence from John Gasher to Mulholland, a true and correct copy of which is attached hereto as Exhibit A and by this reference incorporated fully herein. Regarding the Performance Improvement Incentive Plan ("PIIP") referred to in Exhibit A, there will be no direct or indirect offset in Mulholland's award under such PIIP based on the settlement amount in paragraph 2.

         4. Retirement and Resignation from Boards. Mulholland agrees that he
            --------------------------------------
will retire from Matson and A&B effective January 1, 2004, and that he will resign from the Matson and A&B Boards of Directors effective December 31, 2003. To that end, Mulholland agrees that on or before December 31, 2003, he will submit two letters of resignation, one confirming his resignation as Vice Chairman of the Board of Matson and as a member of the Matson Board of Directors, and his retirement from Matson, and the other confirming his resignation as Executive Vice President of A&B and as a member of the A&B Board of Directors, and his retirement from A&B. True and correct copies of the forms of resignation letters are attached hereto as Exhibits B and C, respectively, and by this reference incorporated fully herein. The parties further agree that Mulholland will be given an opportunity to review and comment on any internal or external announcement of his retirement.

         5. Release. As a material inducement to Matson and A&B to enter into
            -------
this Release, Mulholland hereby irrevocably and unconditionally releases, acquits and forever discharges Matson, A&B, and all of Matson's and A&B's respective subsidiaries, affiliates, divisions, successors, predecessors, related corporate entities, assigns, and current and former employees, officers, directors, shareholders, agents, representatives and attorneys, and all persons acting by, through, under or in concert with any of them (hereafter collectively the "Releasees"), from any and all causes of action, judgments, liens, indebtedness, costs, damages, obligations, attorneys' fees, losses, claims, liabilities and demands of whatever kind and character arising out of or in any way relating to Mulholland's employment with Matson and A&B, the termination thereof, or any other matter or event occurring up to the date of this Release.

         Without limiting the generality of the foregoing, Mulholland releases Releasees from any and all claims and disputes arising out of any federal or state (including, without limitation, California and Hawaii) statute or regulation, municipal ordinance, or common law, including without limitation claims for wrongful termination based on public policy, claims under state or federal wage and hour laws; claims under ERISA; claims for discrimination under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, and comparable state statutes and regulations, including without limitation, the California Fair Employment and Housing Act, the Hawaii Employment Practices Act and Hawaii Civil Rights Act; and any and all other claims whatsoever based on contract, quasi-contract, implied contract, tort, breach of the covenant of good faith and fair dealing, defamation, libel, slander, conspiracy, infliction of emotional distress, discrimination on any basis prohibited by statute or public policy, fraud, negligent misrepresentation, negligence or interference with business opportunity or with contract, or any claims for bonus or severance pay. This Release extends to any current or former Matson and A&B officer, director, employee, consultant, agent and attorney, whether or not acting in his/her representative, individual or other capacity. However, this Release shall not release Matson and A&B from any obligation to indemnify Mulholland under applicable law or under Matson's or A&B's bylaws or Directors and Officers liability coverage.

         6. Return of Company Property. Mulholland agrees that on or before
            --------------------------
December 31, 2003, he will have returned to Matson any personal property in his possession or control that belongs to or was issued by Matson and A&B, including, without limitation, company-issued credit cards and company-issued computer and software, as well as all papers, files, documents, data and information, whether in paper, electronic, or other format, belonging or relating to Matson and A&B, or any of the other Releasees.

         7. Covenant Not to Sue. Mulholland represents that he presently has no
            -------------------
charges, claims or lawsuits of any kind pending against Matson, A&B or any of the Releasees, arising out of or in any way related to his employment with Matson and A&B, the termination thereof, or any other matter or event occurring up to the date of this Release. Mulholland represents and agrees that he will not pursue, initiate or cause to be instituted at any time in the future any charge, claim or lawsuit against Matson, A&B or any of the Releasees, before any state or federal court, or any state or federal agency or other governmental entity arising out of or related to his employment with Matson and A&B, the termination thereof, or any other matter or event occurring up to the date of this Release.

         8. No Future Employment. Mulholland agrees that he will not seek
            --------------------
employment or consulting work with Matson, A&B or any of the other Releasees at any time in the future, nor will he file any charge, claim or lawsuit against Matson or any of the Releasees which relates in any way to any failure or refusal by Matson or any of the Releasees to employ Mulholland as an employee, consultant or contractor at any time in the future.

         9. Waiver of All Claims. Mulholland hereby expressly waives any and all
            --------------------
rights under Section 1542 of the California Civil Code, which reads as follows:

                  Section 1542. A general Release does not extend to claims
                  ------------
                  which the creditor does not know or suspect to exist in her favor at the time of executing the Release, which if known by him, must have materially affected her settlement with the debtor.

         Mulholland acknowledges that Matson and A&B have separately bargained for the foregoing waiver of unknown claims, and that he has had an opportunity to review this provision with attorney Adams, and that he specifically acknowledges that this waiver of unknown claims is a material term of this Release.

         10. Confidentiality. Subject to the exceptions set forth below,
             ---------------
Mulholland agrees that he will keep the terms of this Release completely confidential and that he will not disclose to anyone the terms of this Release; provided, however, that Mulholland may disclose the terms of this Release to his spouse, or if required to do so by law, or as may be needed to obtain legal and/or tax advice.

         11. Obligations to Protect Proprietary Information. Mulholland
             ----------------------------------------------
acknowledges and agrees that he will preserve and protect, and that he will not use or disclose to any third party, any trade secrets, sensitive or confidential information proprietary to Matson and to A&B.

         12. No Transfer. Mulholland represents that he has not heretofore
             -----------
assigned or transferred any claim, or any portion thereof, which he has or claims to have, against Matson, A&B, or the Releasees, and Mulholland further agrees to indemnify, defend and hold Matson, A&B and Releasees harmless from and against any and all claims based on or arising out of any such assignment or transfer, or purported assignment or transfer of any such claim or any portion thereof or interest therein.

         13. Product of Negotiation. The parties acknowledge that this Release
             ----------------------
embodies the terms of a settlement arrived at through negotiation between the parties' respective counsel of record. As such, the language of all parts of this Release shall be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties. It is agreed that this Release shall be construed with the understanding that all parties were responsible for drafting it.

         14. Binding On Parties and Representatives. This Release shall be
             --------------------------------------
binding upon Mulholland and upon his spouse, heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of Matson, A&B, and the Releasees and each of them, and their administrators, representatives, executors, successors and assigns.

         15. California Law. This Release is made and entered into in the State
             --------------
of California and shall in all respects be interpreted, enforced and governed under the laws of the State of California.

         16. Entire Agreement. This Release sets forth the entire agreement
             ----------------
among the parties hereto and fully supercedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.

         17. Attorneys' Fees and Costs. The parties to this Release understand
             -------------------------
that each party is responsible for bearing its own costs and attorneys' fees incurred in connection with the preparation and negotiation of this Release, and all matters or events up to the time of this Release.

         18. Amendments. This Release can be amended, modified or terminated
             ----------
only by a writing executed by Mulholland and authorized agents of Matson and A&B.

         19. Invalid Provisions. If any provision of this Release is determined
             ------------------
to be invalid or unenforceable, all of the other provisions shall remain valid and enforceable notwithstanding, unless the provision found to be unenforceable is of such material effect that the Release cannot be performed in accordance with the intent of the parties in the absence thereof.

         20. Attorney Review. The parties hereto state that they were
             ---------------
represented by counsel of their choosing in the negotiations and preparation of this Release. Mulholland represents and acknowledges that in executing this Release, he does not rely and has not relied upon any representation or statement not set forth herein made by any of the Releasees or by any of the Releasees' agents, representatives or attorneys with regard to the subject matter, basis or effect of this Release or otherwise. Mulholland further represents and agrees that he fully understands his right to continue to discuss all aspects of this Release with attorney Adams, that he has availed and will continue to avail himself of that right, as he deems appropriate, and that he has carefully read and fully understands all of the provisions of this Release, and is voluntarily entering into this Release.

         21. Facsimile. The parties agree that this Release may be executed
             ---------
using facsimile signatures and that such signatures shall be deemed to be as valid as original signatures.

         22. Revocation Right. Mulholland understands that he is waiving rights
             ----------------
under the Age Discrimination in Employment Act, among other rights, that he has the right to consult, and has consulted with his attorney, William E. Adams, before executing this Release, and that he has twenty-one (21) days within which to consider the terms of this Release before signing it, although he is not required to wait the entire twenty-one (21) days before signing. Mulholland further understands and acknowledges that within seven (7) days of the date of this Release, he shall have the right to revoke it, in which case the entire Release shall be deemed voided. If he wishes to revoke the Release, he must do so in writing addressed to Nelson N.S. Chun, Esq., General Counsel, Alexander & Baldwin, Inc., P.O. Box 344, Honolulu, Hawaii 96801.

         PLEASE READ CAREFULLY. THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE OF CLAIMS INCLUDES A RELEASE OF ALL KNOWN OR UNKNOWN CLAIMS. THE PARTIES HAVE READ THIS RELEASE, UNDERSTAND AND ACCEPT EACH OF ITS TERMS, AND AGREE TO BE FULLY BOUND HEREUNDER.

Dated:  December 29, 2003           By /s/ C. Bradley Mulholland
                                       ----------------------------
                                         C. BRADLEY MULHOLLAND

                                    MATSON NAVIGATION COMPANY


Dated:  December 31, 2003           By /s/ W. Allen Doane
                                       ----------------------------


                                    ALEXANDER & BALDWIN, INC.


Dated:  December 31, 2003           By /s/ John F. Gasher
                                       ----------------------------


APPROVED AS TO FORM AND CONTENT

                                    FITZGERALD, ABBOT & BEARDSLEY, LLP


Dated:  December 29, 2003           By /s/ William E. Adams
                                       ----------------------------
                                       William E. Adams
                                       Attorneys for C. Bradley Mulholland

                                    GIBSON, DUNN & CRUTCHER
Dated:  January 5, 2004

                                    By /s/ Christopher J. Martin
                                       ----------------------------
                                       Christopher J. Martin
                                       Attorneys for Matson Navigation Company
                                       and Alexander & Baldwin, Inc.

                                    EXHIBIT A

                [ALEXANDER & BALDWIN INTER-OFFICE CORRESPONDENCE]


December 4, 2003




MEMO TO:   C. B. Mulholland

FROM:      J. F. Gasher

SUBJECT:   Benefits Program Status
           At Retirement (01/01/2004)


Due to your retirement on January 1, 2004, we describe below the status of your benefits as a retiree.

ACCIDENTIAL DEATH & DISMEMBERMENT, BUSINESS TRAVEL, DENTAL, LONG TERM DISABILITY, AND VISION INSURANCE PLANS: Your coverages in these captioned plans will be terminated at your retirement.

EMPLOYEE LIFE INSURANCE PLAN: Your group life insurance as a retired employee will be $50,000.

MEDICAL BENEFITS PLAN: At your retirement, your present CIGNA PPO coverage for yourself and your family will be cancelled.

You may elect to enroll in either the CIGNA PPO or KAISER HMO Plans for retired employees. Enclosed is a Mainland Medical Plan Comparison Chart of the two Plans.

Medical coverage, through age 64 - Based on your age and service [62 years, 7
--------------------------------
months / 38 years, 6 months], your FIXED DOLLAR AMOUNT (the maximum amount the Company will pay) for the health care coverage will be calculated as follows:

              FIXED DOLLAR AMOUNT
              FOR RETIREES UNDER AGE 65:                   $324.69
              (factor based on age and service)            x  1.00
                                                           -------
                      Your FIXED DOLLAR AMOUNT:            $324.69

Your share of the coverage cost will be the difference between the premium amount charged by the insurance carrier and the $324.69. Since the 2004 monthly premium for retirees below age 65 are $831.15 for CIGNA and $298.83 for KAISER, your share of the current premium will be either $506.46 for CIGNA or $0.00 for KAISER per month. As you know, medical premium rates are subject to periodic changes.

Medical coverage, age 65 and beyond - Your FIXED DOLLAR AMOUNT and your share of
-----------------------------------
your Company medical coverage will change when you attain age 65, based on the following calculation:

              FIXED DOLLAR AMOUNT
              FOR RETIREES AGE 65 and beyond               $134.92
              (factor based on age and service)            x  1.00
                                                           -------
                      Your FIXED DOLLAR AMOUNT:            $134.92

Your share of the coverage cost from age 65 will be the difference between the applicable premium amount charged by the insurance carrier and the $134.92.

Medical coverage for spouse - If you wish, you may enroll your spouse in the
---------------------------
Health Care Plan. The premium for her coverage must be paid entirely by you. The monthly dues for her coverage will be $831.15 for CIGNA or $298.83 for Kaiser in 2004.

Medical coverage for son - His health care coverage will terminate at your
------------------------
retirement and he will be eligible for continued coverage under COBRA.

Important Details - A retiree (or spouse) electing not to enroll in the health
-----------------
care insurance portion of the Alexander & Baldwin, Inc. Retiree Health and Welfare Benefit Plan at retirement cannot enroll later. The only exception to this rule is if a retiree or spouse is covered by another group plan, such as one provided by the spouse's employer. In such a case, the retiree or spouse may waive participation in the A&B plan while covered by the other group plan and may enroll later, if: (1) the coverage under that other plan terminates, (2) the termination is not voluntary on the part of the retiree or spouse, and (3) the application for enrollment in the A&B plan is made immediately upon termination of the other coverage.

Payment of the monthly dues for the coverages can be conveniently accomplished via an authorized deduction from your monthly pension payment (see enclosed authorization form), or paid directly by you to the Company on a monthly or quarterly basis.

A condition of participation in the Retiree Health Care Plan is that each plan member must enroll in and pay for Medicare Part A and B coverages when eligible. Also, if the KAISER plan is chosen, enrollment in the "Senior Advamtage Plan" at age 65 is required. As previously noted, a different FIXED DOLLAR AMOUNT is applicable for retirees over age 65.

A&B RETIREMENT PLAN FOR SALARIED EMPLOYEES: As of January 1, 2004, you will be entitled to a monthly pension benefit which you may choose to receive under one of the following payment methods.

              1. 50% JOINT & SURVIVOR ANNUITY: As a married participant, your pension will be payable under the 50% Joint & Survivor Annuity. Under this payment method, you would receive an actuarially reduced monthly pension of $8,778.77 during your lifetime and, if you predecease your spouse, a monthly pension of $4,389.39 will be provided for her lifetime.

If your spouse consents (required in writing), you may elect one of the following payment methods instead of the 50% Joint & Survivor Annuity:

              2. STRAIGHT LIFE ANNUITY: Under this payment method, you would receive a monthly pension of $10,112.63 for your lifetime. Mrs. Mulholland would receive no payments in the event of your death.

              3. 66-2/3% JOINT & LAST SURVIVOR OPTION: Under this payment method, you would receive a reduced monthly pension of $8,607.87 while both you and your spouse are alive and; after the death of either party, 2/3 of that amount is paid to the survivor for the rest of his or her life.

              4. JOINT 100% TO CONTINGENT ANNUITANT OPTION: Under this payment method, you would receive a reduced monthly pension of $7,756.39 for your lifetime and, after your death the same amount is paid to your Designated Annuitant for his or her lifetime.

              5. JOINT 50% TO CONTINGENT ANNUITANT OPTION: Under this payment method, you would receive a reduced monthly pension of $8,778.77 for your your lifetime and, after your death, 50% of that amount is paid to your Designated Annuitant for his or her lifetime.

              NOTE:   The amounts shown for the Contingent Annuitant Options
                      (4. & 5.) assume your contingent annuitant is your spouse. Please let us know if you wish to have benefit amounts based on different assumptions.

PROFIT SHARING RETIREMENT AND INDIVIDUAL DEFERRED COMPENSATION PLANS (PSR/IDC):
You may request to have your PSR, IDC, and TCESOP account balances distributed or choose to leave the funds in the your accounts to a future date (no later than 60 days following the close of the 2006 Plan Year.

If you elect to receive distribution of your account values, the payout will be made by FIDELITY INVESTMENTS and will be valued at the time of your distribution (on or after January 31, 2004). If you do not want to wait the thirty days and wish to accelerate your distributions, you may do so by completing the enclosed forms.

You will also be eligible for a share, determined according to Plan provisions, of any company contribution to the PSR Plan for the 2003 Plan Year. Distribution will be made as soon as reasonable after the company contribution is made.

FIDELITY INVESTMENTS has provided the enclosed brochure entitled "Deciding what to do with your retirement plan savings". It contains some helpful information on such issues as rollovers, distribution options, tax consequences, and income options. If you decide you wish to rollover your plan proceeds into a FIDELITY IRA, the application form should be completed and returned with your PSR and IDC Payout Forms.

A&B EXCESS BENEFITS PLAN: Based on the pension payment method you choose under the A&B Retirement Plan For Salaried Employees, you will also be entitled to a benefit payable in the form of a lump sum payment. The Mandatory Lump Sum Equivalents are as follows:



------------------------------------------------------------------------------------------------------------------
                                                               50% Joint &      100% Joint &     66-2/3% Last
                                               Life Annuity    Survivor         Survivor         Survivor
------------------------------------------------------------------------------------------------------------------
Monthly Benefit
     To Participant                            $32,673.96      $28,364.27       $25,060.92       $27,812.08
     To Spouse (upon Participant's death)      $     0.00      $14,182.13       $25,060.92       $18,541.39
Mandatory Lump Sum Equivalent                  $5,855,788      $5,769,293       $5,703,394       $5,677,402
------------------------------------------------------------------------------------------------------------------


In regard to your excess Profit Sharing, as of December 3, 2003, you had 8,372.751 share-equivalent units credited to your account. These share-equivalent units will be updated for any subsequent dividend-equivalent units earned prior to your retirement and valued based on the fair market value of A&B common stock as of your retirement date and paid to you in a lump sum as soon as practicable. As of December 3, 2003, the value of these share-equivalent units is $263,155.55.

A&B EXECUTIVE SURVIVOR/RETIREMENT BENEFIT PLAN: You may elect to continue the survivor benefit or elect a Supplemental Retirement Income Benefit of 26% of your final base compensation of $11,331.67 per month for 10 years. An election for the Supplemental Retirement Income Benefit will be subject to approval by the Compensation and Stock Option Committee. See attached "Considerations in Making Elections and Beneficiary Designations" and "Election for Post-Retirement Benefits".

VACATION: The value of any unused vacation days will be paid to you in a lump sum at retirement.

PERFORMANCE IMPROVEMENT INCENTIVE PLANS (PIIP): Your award under the One-Year PIIP for the 2003 plan cycle and under the Three-Year PIIP for the 2001-2003 plan cycle will be paid to you following the meeting of the Compensation and Stock Option Committee in January 2004. A pro-rata award under the Three-Year PIIP for the 2002-2004 and 2003-2005 plan cycles will be paid to you following completion of each respective cycle.

In order for us to process your retirement benefits, we have enclosed the following forms for you to complete and return.

         1. Authorization To Deduct From Group Annuity Payments. Please complete the form if you wish to have the medical dues deducted from your pension payments.

         2.  Election Form for the Retirement Plan.

         3. Spousal Consent (Page 4 of Retirement Election Form). If you elect a payment option other than the 50% Joint & Survivor, please have the form completed by your spouse and notarized.

         4.  Notice To Effect An Annuity. Please complete the appropriate
             Notice.

         5.  Election Form For Withholding Of Federal Income Tax

         6.  Enrollment Form For Direct Deposit of Pension Payments.

         7. SPECIAL TAX NOTICE REGARDING PLAN PAYMENTS. Because of the withholding and rollover regulations, it is important that the notice be read before you complete the Payout Forms.

         8.  PSR Payout Form and Election To Accelerate Plan Distribution.

         9.  IDC Payout Form and Election To Accelerate Plan Distribution.

        10.  Election for Post-Retirement Benefits (A&B Executive/Survivor Plan)

Please provide us with a copy of your birth certificate for verification of your age.

We will also need a copy of Mrs. Mulholland's birth certificate if you elect a payment method other than the Straight Life Annuity.

In regard to your Employee Life Insurance, you may convert the coverage to an individual life policy, if you wish. You would not be required to submit any evidence of insurability if the application and the first premium payment for the individual policy are submitted to the John Hancock Mutual Life Insurance Company within 31 days from December 31, 2003. If you are interested in converting your life insurance, please let us know.

You will be advised of your right to "continued health care coverages at your expense" as required by law in a separate letter.

If you have any questions, please call me.



/s/ J. F. Gasher
J. F. Gasher

Enclosures


--------------------------------------------------------------------------------
NOTE:   Although the Company expects to maintain the A&B Retiree Health and Welfare Benefit Plan ("Plan"), the Company expressly reserves the right to amend or terminate the Plan or any part thereof at any time.
--------------------------------------------------------------------------------

                                    EXHIBIT B

                             [MULHOLLAND LETTERHEAD]

                                     [Date]



Chairman of the Board of Directors
Matson Navigation Company
555 12th Street
Oakland, CA  94607

         Re:      Retirement And Resignation From Board Of Directors

Dear Mr. Doane:

         This will confirm that in view of my retirement from Matson Navigation Company ("Matson"), which becomes effective January 1, 2004, I hereby resign my position as Vice Chairman of the Board of Matson as well as my position on the Matson Board of Directors, effective December 31, 2003.

                                                     Very truly yours,



                                                     C. Bradley Mulholland

                                    EXHIBIT C

                             [MULHOLLAND LETTERHEAD]

                                     [Date]



Chairman of the Board of Directors
Alexander & Baldwin, Inc.
822 Bishop Street
Honolulu, Hawaii  96813

         Re:      Retirement And Resignation From Board Of Directors

Dear Mr. Stockholm:

         This will confirm that in view of my retirement from Alexander & Baldwin, Inc. ("A&B"), which becomes effective January 1, 2004, I hereby resign my position as Executive Vice President of A&B as well as my position on the A&B Board of Directors, effective December 31, 2003.

                                                     Very truly yours,



                                                     C. Bradley Mulholland